Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

December 11, 2003

Highland Hospitality Corporation

805 Greensboro Drive

McLean, Virginia 22102

Highland Hospitality Corporation

Qualification as

Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Highland Hospitality Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement (the “Registration Statement”) on Form S-11 filed with the Securities and Exchange Commission (“SEC”) on September 10, 2003 (File No. 333-108671), as amended through the date hereof, with respect to the offer and sale (the “Offering”) of 25,000,000 shares of common stock, par value $0.01, of the Company (the “Shares”). You have requested our opinion regarding certain U.S. federal income tax matters.

The Company, directly or through Highland Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), has contracted to acquire seven hotels and associated personal property (collectively, the “Hotels”). Following the Offering, the Operating Partnership or one of its subsidiary partnerships or limited liability companies (the “Subsidiary Partnerships”) will lease each Hotel to one of several single member limited liability companies (collectively, the “TRS Lessees”) owned by HHC TRS Holding Corporation, a Maryland corporation (“HHC TRS Holding”), pursuant to substantially similar operating lease agreements (the “Leases”). HHC TRS Holding is a wholly owned subsidiary of the Operating Partnership. The TRS Lessees will enter into substantially similar management agreements (the “Crestline Management Agreements”) with respect to six of the Hotels with Crestline Hotels & Resorts, Inc., a Delaware corporation, and will assume a

Highland Hospitality Corporation

December 11, 2003

management agreement (the “Hyatt Management”) with Hyatt Corporation, a Delaware corporation, with respect to the remaining Hotel.

In giving this opinion letter, we have examined the following (collectively, the “Reviewed Documents”):

1.	the Company’s Charter filed on July 29, 2003 with the Department of Assessments and Taxation of the State of Maryland, and the Amended and Restated Charter (the “Amended Charter”), in the form filed as an exhibit to the Registration Statement;

2.	the Company’s Bylaws (the “Bylaws”), in the form filed as an exhibit to the Registration Statement;

3.	the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), among the Company, as general partner, and several limited partners, in the form filed as an exhibit to the Registration Statement;

4.	the Articles of Incorporation for HHC TRS Holding filed on November 6, 2003 with the Department of Assessments and Taxation of the State of Maryland;

5.	the partnership agreements and operating agreements governing the Subsidiary Partnerships (the “Subsidiary Partnership Agreements”)

6.	the Contribution Agreement between Portsmouth Hotel Developers, LLC, a Georgia corporation (“Portsmouth Hotel Developers”), and the Operating Partnership, dated August 6, 2003;

7.	the First Amendment to Contribution Agreement between Portsmouth Hotel Developers and the Operating Partnership, dated September 3, 2003;

8.	the Contribution Agreement between CCC Chesapeake LLC, a Delaware limited liability company, and the Operating Partnership, dated September 4, 2003;

9.	the Contribution Agreement among CCGP Sugar Land Corporation, a Delaware corporation, CCLP Sugar Land Corporation, a Delaware corporation, BCC, and the Operating Partnership, dated September 4, 2003;

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December 11, 2003

10.	the Contribution Agreement between Sugar Land Hotel Developers, LLC, a Georgia limited liability company (“Sugar Land Hotel Developers”), and the Operating Partnership, dated August 6, 2003;

11.	the First Amendment to Contribution Agreement between Sugar Land Hotel Developers and the Operating Partnership, dated September 3, 2003;

12.	the Contribution Agreement between A/H Hotel, L.L.C., a Virginia limited liability company, and the Operating Partnership, dated September 4, 2003;

13.	the Contribution Agreement among BCC Virginia Beach LLC, a Delaware limited liability company, BCC, and the Operating Partnership, dated September 4, 2003;

14.	the Agreement of Purchase and Sale between BCC and HMC Retirement Properties, L.P., a Delaware limited partnership, dated September 19, 2003;

15.	the Assignment and Assumption of Agreement of Purchase and Sale between BCC and the Company, dated October 1, 2003;

16.	the Purchase and Sale Agreement between AP/APMC Savannah, L.P., a Delaware limited partnership (“AP/APMC”), and BCC, dated September 17, 2003;

17.	the First Amendment to Purchase and Sale Agreement between AP/APMC and BCC, dated October 7, 2003;

18.	the Second Amendment to Purchase and Sale Agreement between AP/APMC and BCC, dated October 27, 2003;

19.	the Third Amendment to Purchase and Sale Agreement between AP/APMC and BCC, dated October 21, 2003;

20.	the Fourth Amendment to Purchase and Sale Agreement between AP/APMC and BCC, dated October 23, 2003;

21.	the Assignment and Assumption of Purchase and Sale Agreement between BCC and the Company, dated October 23, 2003;

22.	the Purchase Agreement between RLJ Tampa Hotel, LLC, a Delaware limited liability company, and BCC, dated October 10, 2003;

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December 11, 2003

23.	the Assignment and Assumption of Purchase Agreement between BCC and the Company, dated October 23, 2003;

24.	the Purchase Agreement between Brentwood BWI, LLC and the Company, dated November 17, 2003;

25.	the Registration Statement and the prospectus (the “Prospectus”) filed as a part of the Registration Statement;

26.	the Leases, in the form filed as an exhibit to the Registration Statement;

27.	the Crestline Management Agreements, in the form filed as an exhibit to the Registration Statement;

28.	the Hyatt Management Agreement;

29.	the minutes of the meetings of the Board of Directors of the Company; and

30.	such other documents or agreements as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinion rendered below, we have assumed, with your consent, that:

1.    each of the Reviewed Documents (other than the Amended Charter, the Bylaws, the Operating Partnership Agreement, the Leases, and the Crestline Management Agreements) has genuine signatures, has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.    the Amended Charter, the Bylaws, the Operating Partnership Agreement, the Leases, and the Crestline Management Agreements will be executed in a form substantially similar to the forms filed as an exhibit to the Registration Statement;

3.    during its taxable year ending December 31, 2003 and future taxable years, the representations contained in a certificate, dated December 11, 2003 and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), will be true for such years;

4.    the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year;

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December 11, 2003

5.    the Operating Partnership and each Subsidiary Partnership will be operated in accordance with the terms of the Operating Partnership Agreement and Subsidiary Partnership Agreements, as applicable, and in accordance with the applicable law of the state of formation;

6.    the Company and HHC TRS Holding will file an election on IRS Form 8875 to treat HHC TRS Holding as a “taxable REIT subsidiary” of the Company within two months and 15 days of HHC TRS Holding’s formation; and

7.    all of the obligations imposed by or described in the Reviewed Documents have been and will continue to be performed or satisfied in accordance with their terms.

In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to the Company’s representatives and are satisfied that the Company’s representatives understand such terms and are capable of making such factual representations.

Based on the Reviewed Documents, the assumptions set forth above, the factual representations set forth in the Officer’s Certificate, and the factual matters discussed in the Prospectus under the caption “Material Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:

(a)    the Company’s organization and proposed method of operation will enable it to qualify as a REIT pursuant to sections 856 through 860 of the Code for its taxable year ending December 31, 2003, and in the future; and

(b)    the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

Highland Hospitality Corporation

December 11, 2003

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the purchasers of the Shares pursuant to the Prospectus (except as provided in the next paragraph), and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/    Hunton & Williams LLP

07796/01655